As Filed with the Securities and Exchange Commission on April 15, 2022

Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
    Washington, D.C. 20549
Form S-8
Registration Statement Under The Securities Act of 1933
Kimberly-Clark Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	39-0394230
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

P.O. Box 619100	75261-9100
Dallas, Texas	(Zip Code)
(Address of Principal Executive Offices)

Kimberly-Clark Corporation 2021 Equity Participation Plan
(Full Title of the Plan)

Alison M. Rhoten
Vice President, Deputy General Counsel, Global Corporate Affairs & Corporate Secretary
P.O. Box 619100
Dallas, Texas 75261-9100
(972) 281-1200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) is filed by Kimberly-Clark Corporation (the “Corporation” or “Registrant”) to register an additional 124,002 shares of its Common Stock issuable under the Kimberly-Clark Corporation 2021 Equity Participation Plan pursuant to substitute awards granted to replace stock options initially awarded under the Thinx Inc. 2019 Stock Option and Grant Plan (the “Thinx Plan”). This Registration Statement hereby incorporates by reference the contents of the Corporation’s registration statement on Form S-8 filed with the Securities and Exchange Commission on April 29, 2021 (SEC File No. 333-255625).

Pursuant to the Common Stock Purchase Agreement dated as of December 29, 2021 between the Corporation and Thinx Inc. (the “CSPA”) and the agreement and plan of merger, dated as of December 29, 2021 (the “Merger Agreement”) by and among the Corporation, Thinx Inc. and Turquoise Acquisition Sub, Inc., upon the closing of the transactions contemplated by the CSPA and the Merger Agreement on February 24, 2022 (together, the “Merger”), certain outstanding unvested stock options to purchase shares of Thinx Inc. common stock granted under the Thinx Plan were cancelled and replaced with stock options to purchase shares of Common Stock of the Registrant, subject to appropriate adjustments to the number of shares and the exercise price of each such option, as well as continued vesting, exercisability and other terms and conditions substantially the same as under the Thinx Inc. options.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1	Amended and Restated Certificate of Incorporation, dated April 29, 2021, incorporated by reference to Exhibit No. (3)a of the Corporation’s Current Report on Form 8-K dated April 29, 2021.
4.2	By-Laws, as amended April 29, 2021, incorporated by reference to Exhibit No. (3)b of the Corporation’s Current Report on Form 8-K dated April 29, 2021.
5*	Opinion of Alison Rhoten, Vice President, Deputy General Counsel, Global Corporate Affairs & Corporate Secretary.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Alison Rhoten is contained in her opinion filed as Exhibit No 5.
24*	Powers of Attorney.
99.1	Kimberly-Clark Corporation 2021 Equity Participation Plan, incorporated by reference to Exhibit No. (10)o of the Corporation’s Current Report on Form 8-K dated April 29, 2021.
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on April 15, 2022.

KIMBERLY-CLARK CORPORATION

By:	/s/ Michael D. Hsu
Michael D. Hsu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Michael D. Hsu
Michael D. Hsu Chairman of the Board and Chief Executive Officer and Director (principal executive officer)	April 15, 2022

/s/ Maria Henry
Maria Henry Senior Vice President and Chief Financial Officer (principal financial officer)	April 15, 2022

/s/ Andrew S. Drexler
Andrew S. Drexler Vice President and Controller (principal accounting officer)	April 15, 2022

Directors

John W. Culver	Christa S. Quarles
Robert W. Decherd	Jaime A. Ramirez
Mae C. Jemison, M.D.	Ian C. Read
S. Todd Maclin	Dunia A. Shive
Deirdre A. Mahlan	Mark T. Smucker
Sherilyn S. McCoy	Michael D. White

/s/ Alison M. Rhoten
Alison M. Rhoten Attorney-in-Fact	April 15, 2022

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